Exhibit 99.10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of
Beijing CITIC Scientific Games Technology Co., Ltd.
We have audited the accompanying balance sheet of Beijing CITIC Scientific Games Technology Co., Ltd. (the “Company”) as of December 31, 2011, and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing CITIC Scientific Games Technology Co., Ltd. at December 31, 2011, and the results of its operations and its cash flows for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.
The 2010 and 2009 financial statements were compiled by us and our report thereon, dated June 27, 2012, stated we did not audit or review those financial statements and, accordingly, express no opinion or other form of assurance on them.

/s/ Ernst & Young Hua Ming

Beijing, People's Republic of China
June 27, 2012